Exhibit 99.5

AAR CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 21, 2023, AAR CORP. (the “Company”, “AAR”) entered into a Securities and Asset Purchase Agreement (the “Purchase Agreement”) with Triumph Group (“Seller”) to acquire Seller’s Product Support business (the “Product Support Business”). The Product Support Business is a leading global provider of specialized MRO capabilities for critical aircraft components in the commercial and defense markets, providing MRO services for structural components, engine and airframe accessories, interior refurbishment and wheels and brakes. The Product Support Business also designs proprietary designated engineering representative repairs and parts manufacturer approval parts.

Under the terms of the agreement and subject to closing conditions, AAR CORP. will acquire the Product Support Business for $725 million in cash, which is expected to be funded with debt financing. The acquisition is expected to close in the first quarter of the 2024 calendar year, subject to customary closing conditions, including regulatory approvals.

Unless otherwise specified or required by the context, references in this report to “we,” “our,” “us,” “AAR,” and the “Company” refer to AAR CORP., a Delaware corporation, and its consolidated subsidiaries, and references to the “transaction” refer to the acquisition of the Product Support Business and the debt financing. Throughout this report, the accompanying unaudited pro forma condensed combined financial statements, associated adjustments, and related financial information are referred to as the “pro forma balance sheet,” the “pro forma statement(s) of income (loss),” and the “notes to the pro forma financial statements,” collectively, the “pro forma financial statements.” The pro forma financial statements are condensed and unaudited, and also combined, except where such information by its presentation or context applies only to AAR.

The accompanying pro forma financial statements are based on AAR’s historical consolidated financial statements and the Product Support Business’s historical combined financial statements as adjusted to give effect to the transaction. The pro forma statements of income (loss) for the six and twelve months ended November 30, 2023 and the year ended May 31, 2023 give effect to the transaction as if it had occurred on June 1, 2022. The pro forma balance sheet as of November 30, 2023 gives effect to the transaction as if it had occurred on that day.

The transaction accounting adjustments consist of those necessary to account for the transaction in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The pro forma financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the transaction occurred on the dates indicated. The pro forma financial statements also may not be useful in predicting the future financial condition and results of operations of the combined company following the transaction. Actual financial condition and results of operations may differ significantly from the pro forma financial statement amounts reflected herein due to a variety of factors.

The assumed accounting for the transaction is based on provisional amounts and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities of the Product Support Business was based on preliminary estimates of fair value. The pro forma financial statement adjustments are based on available information as of the date of this filing and certain assumptions that the Company believes are reasonable under the circumstances. All pro forma financial statement adjustments and their underlying assumptions are described more fully in the notes to the pro forma financial information.

The accompanying pro forma financial statements were prepared in accordance with Article 11 of Securities Exchange Commission (“SEC”) Regulation S-X. The historical consolidated financial information within the pro forma financial statements has been adjusted to give effect to reclassification adjustments, financing adjustments and the transaction accounting adjustments. AAR has not had any material historical relationships with the Product Support Business. Accordingly, the pro forma financial statements do not reflect any elimination of activities between the parties. The pro forma financial statements do not give effect to any cost savings, operating synergies or revenue synergies that may result from the transaction, or the costs to achieve any such synergies.

1

AAR CORP. and Subsidiaries
Pro Forma Condensed Combined Statement of Income (Loss)
For the six months ended November 30, 2023
(in millions, except share and per share amounts)

		Product	Transaction
		Support	Accounting		Financing
	AAR	Business	Adjustments		Adjustments		Pro Forma
	(Historical)	(Reclassified) [1]	(Note 4)		(Note 4)		Combined

Sales	$1,095.1	$135.1	$-		$-		$1,230.2
Cost of sales	890.4	105.2	2.7	(b), (c)	-		998.3
Gross profit	204.7	29.9	(2.7)		-		231.9
Provision for credit losses	0.4	-	-		-		0.4
Selling, general and administrative expenses	140.4	16.1	27.7	(c), (f)	-		184.2
Earnings (Loss) from joint ventures	(0.3)	(0.1)	-		-		(0.4)
Operating income	63.6	13.7	(30.4)		-		46.9
Pension settlement charge	(26.7)	-	-		-		(26.7)
Losses related to sale and exit of business	(1.6)	-	-		-		(1.6)
Other expense, net	(0.1)	(3.3)	-		-		(3.4)
Interest expense, net	(11.0)	-	-		(31.4)	(e)	(42.4)
Income (Loss) from continuing operations before income taxes	24.2	10.4	(30.4)		(31.4)		(27.2)
Income tax expense (benefit)	1.0	1.8	(7.6)	(d)	(7.9)	(d)	(12.7)
Income (Loss) from continuing operations	$23.2	$8.6	$(22.8)		$(23.5)		$(14.5)

Earnings (Loss) per share from continuing operations:
Basic	$0.66						$(0.42)
Diluted	0.65						(0.42)

Weighted average common shares outstanding:
Basic	34.9						34.9
Diluted	35.3						34.9

[1]	Refer to Note 3, Reclassification Adjustments, for details of reclassification adjustments made to conform the Product Support Business statement of income for the six months ended December 31, 2023 to the classification of AAR’s statement of income.

See accompanying Notes to unaudited pro forma condensed combined financial statements.

2

AAR CORP. and Subsidiaries
Pro Forma Condensed Combined Statement of Income
For the twelve months ended November 30, 2023
(in millions, except share and per share amounts)

		Product	Transaction
		Support	Accounting		Financing
	AAR	Business	Adjustments		Adjustments		Pro Forma
	(Historical)	(Reclassified) [1]	(Note 4)		(Note 4)		Combined

Sales	$2,169.5	$266.5	$-		$-		$2,436.0
Cost of sales	1,762.4	204.5	5.5	(b), (c)	-		1,972.4
Gross profit	407.1	62.0	(5.5)		-		463.6
Provision for credit losses	3.1	-	-		-		3.1
Selling, general and administrative expenses	267.9	32.9	35.8	(c), (f)	-		336.6
Loss from joint ventures	(2.2)	(0.1)	-		-		(2.3)
Operating income	133.9	29.0	(41.3)		-		121.6
Pension settlement charge	(26.7)	-	-		-		(26.7)
Losses related to sale and exit of business	(2.2)	-	-		-		(2.2)
Other expense, net	(1.6)	(6.3)	-		-		(7.9)
Interest expense, net	(19.2)	-	-		(57.3)	(e)	(76.5)
Income from continuing operations before income taxes	84.2	22.7	(41.3)		(57.3)		8.3
Income tax expense (benefit)	16.0	4.6	(10.3)	(d)	(14.3)	(d)	(4.0)
Income from continuing operations	$68.2	$18.1	$(31.0)		$(43.0)		$12.3

Earnings per share from continuing operations:
Basic	$0.66						$0.33
Diluted	0.65						0.33

Weighted average common shares outstanding:
Basic	34.5						34.5
Diluted	34.9						34.9

[1]	Refer to Note 3, Reclassification Adjustments, for details of reclassification adjustments made to conform the Product Support Business statement of income for the twelve months ended December 31, 2023 to the classification of AAR’s statement of income.

See accompanying Notes to unaudited pro forma condensed combined financial statements.

3

AAR CORP. and Subsidiaries
Pro Forma Condensed Combined Statement of Income
For the year ended May 31, 2023
(in millions, except share and per share amounts)

		Product	Transaction
		Support	Accounting		Financing
	AAR	Business	Adjustments		Adjustments		Pro Forma
	(Historical)	(Reclassified) [1]	(Note 4)		(Note 4)		Combined

Sales	$1,990.5	$248.7	$-		$-		$2,239.2
Cost of sales	1,620.4	190.0	5.5	(b), (c)	-		1,815.9
Gross profit	370.1	58.7	(5.5)		-		423.3
Provision for credit losses	2.6	-	-		-		2.6
Selling, general and administrative expenses	230.4	30.4	35.8	(c), (f)	-		296.6
Loss from joint ventures	(3.2)	(0.3)	-		-		(3.5)
Operating income	133.9	28.0	(41.3)		-		120.6
Losses related to sale and exit of business	(0.7)	-	-		-		(0.7)
Other expense, net	(0.8)	(5.7)	-		-		(6.5)
Interest expense, net	(11.2)	-	-		(57.3)	(e)	(68.5)
Income from continuing operations before income taxes	121.2	22.3	(41.3)		(57.3)		44.9
Income tax expense (benefit)	31.4	5.6	(10.3)	(d)	(14.3)	(d)	12.4
Income from continuing operations	$89.8	$16.7	$(31.0)		$(43.0)		$32.5

Earnings per share from continuing operations:
Basic	$2.55						$0.91
Diluted	2.52						0.90

Weighted average common shares outstanding:
Basic	34.7						34.7
Diluted	35.1						35.1

[1]	Refer to Note 3, Reclassification Adjustments, for details of reclassification adjustments made to conform the Product Support Business statement of income for the year ended March 31, 2023 to the classification of AAR’s statement of income.

See accompanying Notes to unaudited pro forma condensed combined financial statements.

4

AAR CORP. and Subsidiaries
Pro Forma Condensed Combined Balance Sheet
As of November 30, 2023
(in millions)
(unaudited)

		Product	Transaction
		Support	Accounting		Financing
	AAR	Business	Adjustments		Adjustments		Pro Forma
	(Historical)	(Reclassified) [1]	(Note 4)		(Note 4)		Combined
ASSETS
Cash and cash equivalents	$65.1	$21.9	$(746.9)	(a)	$725.0	(e)	$65.1
Restricted cash	10.4	-	-		-		10.4
Accounts receivable, net	246.4	43.8	-		-		290.2
Contract assets	99.3	17.6	-		-		116.9
Inventories, net	645.9	67.4	-		-		713.3
Rotable assets and equipment on or
available for short-term lease	55.1	19.5	-		-		74.6
Other current assets	72.2	2.9	-		-		75.1
Total current assets	1,194.4	173.1	(746.9)		725.0		1,345.6

Property, plant and equipment, net	132.6	26.2	20.9	(a), (b)	-		179.7
Goodwill	176.0	-	350.9	(a)	-		526.9
Intangible assets, net	61.5	-	209.7	(a), (c)	-		271.2
Rotable assets supporting long-term programs	177.4	-	-		-		177.4
Operating lease right-of-use assets, net	90.4	-	-		-		90.4
Other non-current assets	133.3	9.4	(4.9)	(d)	-		137.8
	$1,965.6	$208.7	$(170.3)		$725.0		$2,729.0

LIABILITIES AND EQUITY
Accounts payable	$209.7	$22.5	$-		$-		$232.2
Accrued and other liabilities	170.4	14.5	19.5	(f)	-		204.4
Total current liabilities	380.1	37.0	19.5		-		436.6

Long-term debt	275.0	-	-		725.0	(e)	990.0
Operating lease liabilities	73.2	-	-		-		73.2
Other liabilities	81.8	1.4	-		-		83.2
Total liabilities	810.1	38.4	19.5		725.0		1,593.0
Equity:
Common stock	45.3	-	-		-		45.3
Capital surplus	485.7	170.3	(170.3)	(a)	-		485.7
Retained earnings	933.8	-	(19.5)	(f)	-		914.3
Treasury stock	(300.8)	-	-		-		(300.8)
Accumulated other comprehensive loss	(8.5)	-	-		-		(8.5)
Total equity	1,155.5	170.3	(189.8)		-		1,136.0
	$1,965.6	$208.7	$(170.3)		$725.0		$2,729.0

[1]	Refer to Note 3, Reclassification Adjustments, for details of reclassification adjustments made to conform to the classification of AAR’s balance sheet.

See accompanying Notes to unaudited pro forma condensed combined financial statements.

5

Note 1 – Basis of Presentation

In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (the “Final Rule”), which was effective on January 1, 2021. The pro forma financial statements and related notes are presented in accordance with the Final Rule. AAR has elected to present management’s adjustments in addition to transaction accounting adjustments in the pro forma financial statements. Transaction accounting adjustments are included in the preceding pro forma condensed combined financial information tables, while management’s adjustments are included only in note 5 within these notes to unaudited pro forma combined financial information

Adjustments included in the “transaction accounting adjustments” column in the pro forma financial statements depict the accounting for the transaction required by GAAP. Transaction accounting adjustments reflect the application of required accounting principles to the transaction, applying the effects of the transaction to AAR’s historical financial information. Certain of the Product Support Business’s historical amounts have been reclassified to conform to AAR’s financial statement presentation, as discussed further in Note 3.

The pro forma financial statements should be read in conjunction with (1) our unaudited consolidated financial statements and accompanying notes included in our Quarterly Report on Form 10-Q for the six months ended November 30, 2023 filed with the SEC on December 21 2023; (2) our audited consolidated financial statements and accompanying notes in our Annual Report on Form 10-K for the year ended May 31, 2023 as filed with the SEC on July 18, 2023; and (3) the Product Support Business’s historical audited combined financial statements as of and for the year ended March 31, 2023 and historical unaudited combined financial statements as of and for the nine months ended December 31, 2023 and accompanying notes, which are incorporated by reference as Exhibit 99.2 and Exhibit 99.4, respectively, to this Current Report on Form 8-K.

In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, the transaction will be accounted for using the acquisition method of accounting with AAR as the acquirer and the Product Support Business as the acquiree. Certain valuations and assessments, including valuations of property and equipment, identifiable intangible assets, assumed liabilities, and the associated income tax impacts are still in process. The estimated fair values used in the accompanying pro forma financial statements are preliminary and represent our current best estimate of fair value as of the date of filing but are subject to revision as valuations and assumptions are finalized. Changes in the fair values of the assets and liabilities between the preliminary estimates and final purchase accounting could have a material impact on the accompanying pro forma financial statements. In addition, the notes herein contain certain assumptions that could have a material impact on the accompanying pro forma financial statements.

Note 2 – Accounting Policies

We have performed a preliminary review of the Product Support Business’ accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial information. Currently, AAR is not aware of any material differences between the accounting policies of AAR and the Product Support Business that would continue to exist subsequent to the application of acquisition accounting other than certain reclassifications, described in Note 3, necessary to conform the Product Support Business’s historical financial statements to AAR’s accounting policies and financial statement presentation in the pro forma financial statements.

The accounting policies used in the preparation of the pro forma financial statements are those set out in AAR’s consolidated financial statements as of and for the year ended May 31, 2023. Following the closing of the transaction, we will finalize our review of the Product Support Business’s accounting policies, and we may identify differences that, when adjusted or reclassified, could have a material impact on the pro forma financial statements.

6

Note 3 –Reclassification Adjustments

Reclassification adjustments were made to conform the Product Support Business’s historical financial statements to AAR’s presentation within the pro forma financial statements which are included below.

As of November 30, 2023

	Product		Product
	Support		Support
	Business	Reclassification	Business
	(Historical)	Adjustments	(Reclassified)
Cash and cash equivalents	$21.9	$-	$21.9
Trade and other receivables	43.8	(43.8)	-
Accounts receivable, net	-	43.8	43.8
Contract assets	17.6	-	17.6
Inventories, net	86.9	(19.5)	67.4
Rotable assets and equipment on or available for short-term lease	-	19.5	19.5
Prepaid expenses and other current assets	2.9	(2.9)	-
Other current assets	-	2.9	2.9
Total current assets	173.1	-	173.1

Property and equipment, net	26.2	(26.2)	-
Property, plant and equipment, net	-	26.2	26.2
Deferred tax assets	4.9	(4.9)	-
Other, net	4.5	(4.5)	-
Other non-current assets	-	9.4	9.4
Total assets	$208.7	$-	$208.7

Accounts payable	22.5	-	22.5
Contract liabilities	0.1	(0.1)	-
Finance lease obligations	0.2	(0.2)	-
Accrued expenses	14.2	(14.2)	-
Accrued and other liabilities	-	14.5	14.5
Total current liabilities	37.0	-	37.0

Noncurrent finance lease obligations	0.2	(0.2)	-
Other noncurrent liabilities	1.2	(1.2)	-
Other liabilities	-	1.4	1.4
Total non-current liabilities	1.4	-	1.4

Net parent investment	170.3	(170.3)	-
Capital surplus	-	170.3	170.3
Total liabilities and net parent investment	208.7	-	208.7

7

Year ended May 31, 2023

	Product		Product
	Support		Support
	Business	Reclassification	Business
	(Historical)	Adjustments	(Reclassified)

Net sales	$248.7	$(248.7)	$-
Sales	-	248.7	248.7
Cost of sales	186.0	4.0	190.0
Gross profit	62.7	(4.0)	58.7
Selling, general and administrative	30.4	-	30.4
Depreciation	3.3	(3.3)	-
Loss from joint ventures	-	(0.3)	(0.3)
Operating income	29.0	(1.0)	28.0
Other expense, net	(6.4)	0.7	(5.7)
Income before taxes	22.6	(0.3)	22.3
Income tax expense	5.6	-	5.6
Equity method investment losses, net of tax	(0.3)	0.3	-
Income from continuing operations	$16.7	$-	$16.7

Six months ended November 30, 2023

	Product		Product
	Support		Support
	Business	Reclassification	Business
	(Historical)	Adjustments	(Reclassified)

Net sales	$135.1	$(135.1)	$-
Sales	-	135.1	135.1
Cost of sales	102.0	3.2	105.2
Gross profit	33.1	(3.2)	29.9
Selling, general and administrative	16.1	-	16.1
Depreciation	2.9	(2.9)	-
Loss from joint ventures	-	(0.1)	(0.1)
Operating income	14.1	(0.4)	13.7
Other expense, net	(3.6)	0.3	(3.3)
Income before taxes	10.5	(0.1)	10.4
Income tax expense	1.8	-	1.8
Equity method investment losses, net of tax	(0.1)	0.1	-
Income from continuing operations	$8.6	$-	$8.6

8

Twelve months ended November 30, 2023

	Product		Product
	Support		Support
	Business	Reclassification	Business
	(Historical)	Adjustments	(Reclassified)

Net sales	$266.5	$(266.5)	$-
Sales	-	266.5	266.5
Cost of sales	199.7	4.8	204.5
Gross profit	66.8	(4.8)	62.0
Selling, general and administrative	32.9	-	32.9
Depreciation	4.3	(4.3)	-
Loss from joint ventures	-	(0.1)	(0.1)
Operating income	29.6	(0.6)	29.0
Other expense, net	(6.8)	0.5	(6.3)
Income before taxes	22.8	(0.1)	22.7
Income tax expense	4.6	-	4.6
Equity method investment losses, net of tax	(0.1)	0.1	-
Income from continuing operations	$18.1	$-	$18.1

Note 4 – Transaction Accounting Adjustments

(a)	Purchase Price Consideration and Allocation

The transaction is on a cash-free, debt-free basis with a purchase price of $725.0 million subject to customary adjustments for cash, indebtedness and working capital. We have not estimated the potential impact for indebtedness or working capital in the pro forma financial statements.

The pro forma balance sheet at November 30, 2023 is adjusted for the preliminary estimates of fair value of the assets acquired and liabilities assumed as a result of the transaction. The preliminary purchase accounting was based on limited valuation procedures performed in order to identify value allocations of the acquisition consideration to assets acquired and liabilities assumed, including intangible assets and property and equipment. The preliminary estimates of fair value and estimated useful lives will likely differ from the final amount determined after completing a detailed valuation analysis. As a result, the financial estimates of fair value and estimated useful lives after completing such analysis may be materially different from the preliminary estimates presented herein.

The following table summarizes the preliminary fair value of the identifiable net assets acquired and liabilities assumed:

Cash and cash equivalents	$21.9
Accounts receivable	43.8
Contract assets	17.6
Inventories	67.4
Rotable assets and equipment on or available for short-term lease	19.5
Property, plant and equipment	47.1
Goodwill	350.9
Intangible assets	209.7
Other assets	7.4
Accounts payable	(22.5)
Accrued and other liabilities	(15.9)
746.9
Less: cash acquired	(21.9)
Estimated total acquisition consideration	$725.0

9

Goodwill is expected to be tax deductible and is primarily attributable to the benefits we expect to derive from economies of scale across our combined repair capabilities, integrating our existing repair volumes within the Product Support business’s facilities and proprietary capabilities and intangible assets that do not qualify for separate recognition, such as the Product Support Business’s assembled workforce and facility footprint. The final purchase price allocation will be determined after the closing of the transaction and will be completed within the measurement period, which is up to one year from the closing date. The final valuation of assets acquired and liabilities assumed may be materially different than the estimated values assumed in the pro forma balance sheet at November 30, 2023.

(b)	Property, plant and equipment, net

The pro forma financial statements reflect preliminary estimates of the fair values of property, plant and equipment acquired by AAR. The estimated fair values are based on available information as of the date of this filing.

We have estimated an increase of $20.9 million in the carrying value of Product Support Business plant, property and equipment to its estimated acquisition-date fair value which will be amortized using the straight-line method.

For the purpose of determining pro forma depreciation expense, the total estimated fair value of property and equipment was assumed to have a weighted-average useful life of approximately 15.6 years. The pro forma depreciation expense adjustments were $1.0 million, $2.0 million and $2.0 million for the six months ended November 30, 2023, twelve months ended November 30, 2023, and the year ended May 31, 2023, respectively.

(c) Intangible assets

The pro forma financial statements reflect preliminary estimates of the fair values of identifiable intangible assets acquired by AAR. The estimated fair values are based on available information as of the date of this filing.

The following table summarizes the estimated fair values of the identifiable intangible assets acquired and the estimated useful lives, which will be amortized using the straight-line method:

			Amortization Expense
			Six Months	Twelve Months
		Useful Life	Ended	Ended	Year Ended
	Fair Value	in Years	November 30, 2023	November 30, 2023	May 31, 2023
Customer relationships	$157.3	10	$7.9	$15.7	$15.7
Developed technology	52.4	15	1.7	3.5	3.5
	$209.7		$9.6	$19.2	$19.2

The weighted-average estimated useful life for acquired intangible assets is 11.3 years. Amortization expense for the customer relationship intangible asset is recognized within Selling, general and administrative expenses and amortization expense for the developed technology intangible asset is recognized within Cost of sales.

These preliminary estimates of fair value and estimated useful lives may differ once the purchase price allocation is finalized during the measurement period following the closing of the transaction. A 10% change in the fair value of intangible assets would increase or decrease amortization expense on the pro forma statements of income (loss) by approximately $0.8 million for the six months ended November 30, 2023 and $1.6 million for the twelve months ended November 30, 2023 and the year ended May 31, 2023.

10

(d)	Taxes

Income tax expense (benefit) in the pro forma statements of income (loss) was recognized at 25% which is based on a blended statutory U.S. federal and state tax rate of the respective jurisdictions in which the combined entity operates. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the transaction.

We did not record transaction accounting adjustments related to deferred tax assets or liabilities from the preliminary purchase price allocation on the pro forma balance sheet at November 30, 2023 other than the elimination of the historical deferred tax asset recognized on the Product Support Business balance sheet. We estimated no deferred taxes would be recognized on any potential book to tax basis differences as a result of the expected deductibility on the fair value adjustments to plant, property and equipment, intangible assets, and other adjustments based on the structure of the transaction. As additional information is obtained during the purchase price allocation process, the recognition of deferred tax assets and/or liabilities could significantly impact goodwill or income tax expense following the acquisition date.

(e)	Debt Financing

We have assumed an issuance of $550 million of fixed-rate senior notes with an estimated five-year term and a $205 million increase in our revolving credit facility as part of the financing for the transaction including an estimated draw of $191.4 million from the revolving credit facility. The pro forma balance sheet at November 30, 2023 is adjusted for $725.0 million of assumed proceeds from the debt financing, net of $16.4 million of estimated underwriting fees and other offering expenses. The final debt proceeds and related interest expense may be materially different from the estimated values assumed in the pro forma financial statements.

The pro forma statements of income (loss) include $31.4 million, $57.3 million, and $57.3 million of increases in interest expense for the six months ended November 30, 2023, twelve months ended November 30, 2023, and the year ended May 31, 2023, respectively, calculated using a rate of 6.75% for the new notes and no original issue discount. These increases are inclusive of amortization expense on the aforementioned estimated underwriting fees and other offering expenses. To the extent the notes are issued with an original issue discount, the amount of drawings on the revolving credit facility and/or the amount of cash on hand utilized to consummate the transaction will increase by a corresponding amount.

A 1/8% change in the interest rates would increase or decrease interest expense on the pro forma statements of income (loss) by approximately $0.5 million for the six months ended November 30, 2023 and $0.9 million for the twelve months ended November 30, 2023 and the year ended May 31, 2023. The interest rates assumed for the pro forma financial statements could be significantly different than actual interest rates on any new debt issued to finance the transaction based on market rates and other factors at that time.

(f)	Transaction Costs, including Retention Agreements

We estimate $19.5 million of non-recurring legal advisory, financial advisory, and accounting costs will be incurred by AAR to complete the transaction. These transaction costs are included in Selling, general and administrative expenses on the pro forma statements of income (loss) for the six months ended November 30, 2023, twelve months ended November 30, 2023, and the year ended May 31, 2023 and in accrued and other liabilities on the pro forma balance sheet at November 30, 2023.

We have provided retention agreements to certain executives and employees of the Product Support Business. The pro forma expense adjustments were $0.3 million, $0.6 million and $0.6 million for the six months ended November 30, 2023, twelve months ended November 30, 2023, and the year ended May 31, 2023, respectively.

11

Note 5 – Management’s Adjustments

Management expects that, following completion of the transaction, the combined company would have realized certain costs savings as compared to the historical combined costs of AAR and the Product Support Business operating independently. The following table summarizes the estimated cost savings from the combined entities if those cost savings were included in pro forma income from continuing operations, net of tax, as of June 1, 2022:

The synergies and efficiencies from our facility repositioning actions are expected to be achieved within 18-24 months. The allocated Triumph corporate costs represent general and administrative costs unrelated to the Product Support Business which will no longer apply post-acquisition. The pro forma financial information reflects all management’s adjustments that are, in the opinion of management, necessary to a fair statement of the pro forma financial information presented.

	Six Months Ended	Twelve Months Ended	Year Ended
	November 30, 2023	November 30, 2023	May 31, 2023
Pro forma income (loss) from continuing operations	$(14.5)	$12.3	$32.5
Management's adjustments:
Elimination of allocated Triumph corporate costs	6.8	14.7	12.4
Cost savings from facility repositioning actions	5.1	10.1	10.1
Pretax impact of management's adjustments	11.9	24.8	22.5
Impact of management's adjustments, net of tax	8.9	18.5	16.8
Pro forma income from continuing operations after management's adjustments	$(5.6)	$30.8	$49.3

Pro forma earnings (loss) per share from continuing operations:
Basic	$(0.42)	$0.33	$0.91
Diluted	$(0.42)	$0.33	$0.90
Pro forma earnings (loss) per share from continuing operations after management's adjustments:
Basic	$(0.16)	$0.87	$1.39
Diluted	$(0.16)	$0.86	$1.38

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